Exhibit 99.1

Zosano Pharma Confirms NDA Resubmission Strategy Following Type A Meeting Minutes from FDA

FREMONT, Calif., February 22, 2021 (GLOBE NEWSWIRE) — Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced that the company has received the official Type A meeting minutes from the U.S. Food and Drug Administration (“FDA”) Division of Neurology II (the “Division”) regarding the requirements for resubmission of the Qtrypta™ (zolmitriptan transdermal microneedle system) 505(b)(2) New Drug Application (“NDA”) following the Complete Response Letter received on October 20, 2020.

The Type A meeting minutes were generally consistent with the company’s expectations, and the company maintains its plans to conduct an additional pharmacokinetic (“PK”) study for inclusion in an NDA resubmission package. In a post-meeting comment, the FDA recommended a skin assessment on patients in the planned PK study to generate additional safety information. This assessment is included in the proposed study protocol, which has been submitted to FDA. The Division indicated willingness to review the study protocol and provide comments prior to the initiation of the study. The company’s plans for resubmitting the NDA are based on the discussions between the company and the FDA and may be subject to change upon receipt of the FDA’s comments to the proposed study protocol.

“Upon receiving feedback from the FDA on our proposed protocol, we look forward to initiating and completing the PK study and ultimately resubmitting our NDA for Qtrypta,” said Steven Lo, President and CEO of Zosano. “We believe in the potential of Qtrypta, if approved, to be an attractive alternative treatment for patients with debilitating migraines and look forward to addressing the remaining steps to meet regulatory requirements to gain approval.”

About Zosano Pharma

Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s transdermal microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is Qtrypta™ (M207), which is a proprietary formulation of zolmitriptan designed to be delivered via its transdermal microneedle system technology, as an acute treatment for migraine. Learn more at www.zosanopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the company’s plans to conduct an additional PK study, the Division’s willingness to review the study protocol and provide comments prior to the initiation of the study, plans for resubmission of the company’s Qtrypta NDA to the FDA, the potential benefits of Qtrypta for patients and other future events and expectations described in this press release. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the company’s ability to obtain additional cash resources to continue operations, the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contacts:

Christine Matthews

Chief Financial Officer

510-745-1200

Zosano PR:

Sylvia Wheeler or Alexandra Santos

swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com